                                                                  Exhibit (h)(4)


                          EXPENSE LIMITATION AGREEMENT

     THIS EXPENSE LIMITATION AGREEMENT (the "Agreement") is made as of June 13, 2001, by and between Pacific Funds (the "Trust"), a Delaware business trust, and Pacific Life Insurance Company (the "Adviser"), an insurance company domiciled in California.

                                  WITNESSETH:

     WHEREAS, the Trust is a Delaware business trust and is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company; and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each series representing interests in a separate portfolio of securities and other assets (each a "Fund," and collectively, the "Funds"), with the initially established twelve Funds designated in Schedule A hereto; and

     WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated June 13, 2001, as may be amended from time to time ("Advisory Agreement"), pursuant to which the Adviser is authorized to provide investment advisory services for the Trust and each of its Funds for compensation based on the value of the average daily net assets of the Funds; and

     WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of the Funds at levels agreeable to the Trust and the Adviser.

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

I.    Expense Limitation.
      ------------------

     A. Fund Operating Expenses.  For purposes of this Agreement "Fund Operating
        -----------------------
     Expenses" shall consist of the ordinary operating expenses incurred by a Fund in any fiscal year, including organizational expenses and excluding the following: investment advisory fees; distribution and/or service fees; foreign taxes on dividends, interest, or gains; interest; taxes; brokerage commissions and other transactional expenses; extraordinary expenses, such as litigation; and other expenses not incurred in the ordinary course of the Fund's business.

     B. Operating Expense Limit.  The maximum operating expense limit in any
        -----------------------
     fiscal year with respect to a Fund shall be the amount specified in Schedule A attached hereto (the "Operating Expense Limit") based on a percentage of the average daily net assets of the Fund for the period described in Section I.D.

      C. Applicable Expense Limit.  To the extent that the Fund Operating
         ------------------------
      Expenses incurred by a Fund exceed the Operating Expense Limit, as defined in Section I.B. above, the Adviser shall waive its fees under the Advisory Agreement or otherwise reimburse the Fund for such excess amount (the "Excess Amount").

      D. Method of Computation.  To determine the Adviser's obligation with
         ---------------------
      respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be annualized. If the annualized Fund Operating Expenses of a Fund at the end of any month during which this Agreement is in effect exceed the Operating Expense Limit for that Fund, the Adviser shall waive or reduce its fee under the Advisory Agreement or remit to that Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay the Excess Amount computed on the last day of the month.

      E. Year-End Adjustment.  If necessary, on or before the last day of the
         -------------------
      first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to a Fund with respect to the previous fiscal year shall equal the Excess Amount.

      F. Repayment.  Each Fund agrees to repay the Adviser out of assets
         ----------
      belonging to that Fund for any Fund Operating Expenses in excess of the Operating Expense Limit paid, reimbursed or otherwise absorbed by the Adviser during the term of this Agreement, provided that the Adviser will not be entitled to repayment for any amount by which such repayment would cause Fund Operating Expenses during the fiscal year of such repayment to exceed the Operating Expense Limit. Except to the extent consistent with generally accepted accounting principles and the position of the staff of the SEC at the time, no amount will be repayed to the Adviser by a Fund more than three fiscal years after the year in which the Excess Amount was paid, reimbursed or otherwise absorbed by the Adviser.

II.   Term and Termination of Agreement.
      ---------------------------------

      This Agreement shall have a term through December 31, 2004, provided that the repayment obligations described in Section I.F. shall survive for the period indicated in that Section. This Agreement may be extended upon the written consent of the Adviser.

III.  Miscellaneous.
      -------------

      A.   Governing Law.  This Agreement shall be governed by the laws of the
           -------------
      State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

      B.   Definitions.  Any question of interpretation of any term or
           -----------
      provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

      C.   Captions.  The captions in this Agreement are included for
           --------
      convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      D.   Limitation of Liability.  The Adviser shall look only to the assets
           -----------------------
      of the respective Fund for performance of this Agreement and repayment of any claim hereunder that the Adviser may have with respect to a Fund, and neither any of the other Funds of the Trust, nor any of the Trust's trustees, officers, employees, agents or shareholders, shall be liable therefore.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers designated below on the day and year first above written.


                                        PACIFIC FUNDS



                                        By:   /s/ Glenn S. Schafer
                                           --------------------------------

                                        Name:  Glenn S. Schafer

                                        Title: President





                                        PACIFIC LIFE INSURANCE COMPANY



                                        By:   /s/ Glenn S. Schafer
                                           --------------------------------

                                        Name:  Glenn S. Schafer

                                        Title: President



                                        By:  /s/ Audrey L. Milfs
                                           --------------------------------

                                        Name:  Audrey L. Milfs

                                        Title: Vice President & Secretary

                                   SCHEDULE A

                   OPERATING EXPENSE LIMIT FOR PACIFIC FUNDS



                                                        Maximum Operating Expense Limit
                                                 (as a Percentage of average daily net assets)
                                                ------------------------------------------------

PF AIM Blue Chip Fund                                                 0.45%
PF AIM Aggressive Growth Fund                                         0.45%
PF INVESCO Health Sciences Fund                                       0.45%
PF INVESCO Technology Fund                                            0.45%
PF Janus Strategic Value Fund                                         0.45%
PF Janus Growth LT Fund                                               0.45%
PF Lazard International Value Fund                                    0.45%
PF MFS Mid-Cap Growth Fund                                            0.45%
PF MFS Global Growth Fund                                             0.45%
PF PIMCO Managed Bond Fund                                            0.45%
PF Pacific Life Money Market Fund                                     0.45%
PF Salomon Brothers Large-Cap Value Fund                              0.45%

                                     - i -